UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2010

Apco Oil and Gas International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-08933	980199453
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918/573-2164

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual general meeting of shareholders of Apco Oil and Gas International Inc. (the “Company”) on July 20, 2010, the shareholders of the Company voted on the matters set forth below.

1. The nominees for election to the Board of Directors of the Company were re-elected based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bryan K. Guderian	24,746,462	42,502	1,301	4,340,668
Rodney J. Sailor	24,745,101	44,263	901	4,340,668

Those directors continuing in office pursuant to their prior elections are Keith E. Bailey, Ralph A. Hill, Robert J. LaFortune, Piero Ruffiengo, and John H. Williams.

2. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 was approved based on the following votes:

Votes For	29,100,952
Votes Against	16,244
Abstentions	13,737

There were no broker non-votes for this item.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apco Oil and Gas International Inc.

July 22, 2010	By:	/s/ William H. Gault

Name: William H. Gault
Title: Assistant Secretary